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                                   EXHIBIT 21

                        FIRST NATIONAL OF NEBRASKA. INC.
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                                                                              State or Other Jurisdiction of
                                                                              Incorporation or Organization
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First National Bank of Omaha                                                United States (pursuant to the National Bank Act)
     Wholly-owned subsidiaries:
          EFC, Inc.                                                         Nebraska
          SPC, Inc. (doing business as First of Omaha
             Merchant Processing)                                           Nebraska
          RPSI, Inc. (doing business as Retreiver Payment
             Systems, Inc.)                                                 Nebraska
          FIS, Inc.                                                         Nebraska
          First National of Nebraska Community
             Development Corporation                                        Nebraska

First National Credit Corporation                                           Nebraska

First National Bank South Dakota                                            United States (pursuant to the National Bank Act)

MCV Acceptance Corporation                                                  Nebraska

Credit Card Finance Corporation                                             Nebraska

Data Management Products, Inc.                                              Nebraska

First National Bank and Trust Company of                                    United States (pursuant to the National Bank Act)
    Columbus

First National Bank (doing business as                                      United States (pursuant to the National Bank Act)
    First National Bank of Alliance-Chadron-
    Gering-North Platte-Scottsbluff)

Collection Corporation of America                                           Nebraska

Platte Valley State Bank & Trust Company                                    Nebraska (state-chartered bank)

The Fremont National Bank and Trust Company                                 United States (pursuant to the National Bank Act)
    Wholly-owned subsidiary:
          Nebraska Trust Company, National Association                      United States (pursuant to the National Bank Act)

First National Services Corporation                                         Nebraska

First National Bank of Kansas                                               United States (pursuant to the National Bank Act)

First National of Colorado, Inc.                                            Delaware
     Wholly-owned subsidiaries:
          First National Bank (Fort Collins, Colorado)                      United States (pursuant to the National Bank Act)
          Union Colony Bank (Greeley, Colorado)                             Colorado (state-chartered bank)
          The Bank in Boulder                                               Colorado (state-chartered bank)
          Professional Career Services, Inc.                                Colorado
          FNC Trust Group, National Association                             United States (pursuant to the National Bank Act)

Platte Valley Finance Company                                               Nebraska

First Technology Solutions, Inc.                                            Nebraska

Insync Investments, Ltd. (doing business as Information                     Nebraska
   Systems, Inc.)

First National Buildings, Inc.                                              Nebraska
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